Exhibit 10.1

TWELFTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This Twelfth Amendment to Revolving Credit and Security Agreement (the “Amendment”) is made as of this 15th day of May, 2017 by and among SMTC Corporation, a Delaware corporation (“SMTC”), SMTC Manufacturing Corporation of California, a California corporation (“SMTC California”), SMTC Mex Holdings, Inc., a Delaware corporation (“SMTC Mex”), ZF ARRAY TECHNOLOGY, INCORPORATED, a Delaware corporation (“ZF Array”), HTM Holdings, Inc., a Delaware corporation (“HTM” and together with SMTC, SMTC California, SMTC Mex and ZF Array each a “US Borrower” and collectively the “US Borrowers”), SMTC Manufacturing Corporation OF Canada, a corporation organized under the laws of the Province of Ontario (“Canadian Borrower” and together with US Borrowers and each other Person joined to the Credit Agreement as a borrower from time to time, each a “Borrower” and collectively the “Borrowers”), the financial institutions which are now or which hereafter become a party to the Credit Agreement (each a “Lender” and collectively, the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders (in such capacity, the “Agent”).

BACKGROUND

A.     On September 14, 2011, Borrowers, Lenders and Agent entered into, inter alia, a certain Revolving Credit and Security Agreement (as same has been or may be amended, modified, supplemented, renewed, extended, replaced or substituted from time to time, the “Credit Agreement”) to reflect certain financing arrangements between the parties thereto.

B.     The Borrowers have requested, and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to modify certain definitions, terms and provisions of the Credit Agreement.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.	Definitions.

(a)     Interpretation. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In the case of a direct conflict between the provisions of the Credit Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern and control.

(b)     Additional Terms. Section 1.2 of the Credit Agreement is hereby amended by adding the following defined terms in their proper alphabetical order:

“Twelfth Amendment” shall mean that certain Twelfth Amendment to Revolving Credit and Security Agreement dated as of the Twelfth Amendment Date by and among Borrowers, Guarantors, Agent and Lenders.

“Twelfth Amendment Date” shall mean May 15, 2017.

(c)     Amendments to Definitions. Section 1.2 of the Credit Agreement is hereby amended by amending and restating the following defined terms:

“Applicable Margin” shall mean, as of the Twelfth Amendment Date, (a) an amount equal to three-quarters of one percent (0.75%) for Revolving Advances consisting of Domestic Rate Loans, (b) an amount equal to three percent and one half of one percent (3.50%) for Revolving Advances consisting of Eurodollar Rate Loans, (c) an amount equal to one and one quarter of one percent (1.25%) for Advances under the Term Loan consisting of Domestic Rate Loans, and (d) an amount equal to four percent (4.00%) for Advances under the Term Loan consisting of Eurodollar Rate Loans. Thereafter, commencing with the fiscal quarter ending September 30, 2018, (x) if, as of the end of any two consecutive fiscal quarters, Borrowers maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 on a trailing twelve month basis as of the end of each such quarter and (y) so long as no Event of Default or Default shall have occurred and be continuing, the percentages set forth above shall be adjusted to mean (a) an amount equal to one-quarter of one percent (0.25%) for Revolving Advances consisting of Domestic Rate Loans, (b) an amount equal to three percent (3.00%) for Revolving Advances consisting of Eurodollar Rate Loans, (c) an amount equal to three-quarters of one percent (0.75%) for Advances under the Term Loan consisting of Domestic Rate Loans, and (d) an amount equal to three and one-half of one percent (3.50%) for Advances under the Term Loan consisting of Eurodollar Rate Loans. Any such adjustment shall be effective on the first business day of the month following receipt of the quarterly financial statements of Borrowers on a consolidated and consolidating basis and accompanying Compliance Certificate required under Section 9.8 for the most recently completed fiscal quarter.

“EBITDA” shall mean, for any period, the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, plus (iv) the amendment fees in the amount of (x) $50,000 payable by Borrowers pursuant to the Eleventh Amendment (to the extent paid by Borrowers during such period) and (y) $50,000 payable by the Borrowers pursuant to the Twelfth Amendment (to the extent paid by the Borrowers during such period), plus (v) non-cash stock compensation expense for such period, not to exceed $750,000 in the aggregate during any fiscal year, plus (vi) costs incurred in connection with restructuring and severance expenses (x) during the fiscal year ended December 31, 2016 in an aggregate amount not to exceed $200,000 for such fiscal year and (y) during the fiscal year ending December 31, 2017 in an aggregate amount not to exceed $2,000,000 for such fiscal year, plus (vii) non-recurring office move expenses for such period in an aggregate amount not to exceed $1,000,000, plus (viii) non-cash charges or impairments for such period not to exceed $2,000,000 in the aggregate during any fiscal year (or such additional amount during any fiscal year, subject to prior approval by Agent, which approval shall not be unreasonably withheld).

(d)     Financial Covenants. Section 6.5(a) and Section 6.5(b) of the Credit Agreement shall be amended and restated in their entirety as follows:

(a)     Fixed Charge Coverage Ratio. Cause to be maintained a Fixed Charge Coverage Ratio of not less than (i) 1.00 to 1.00 as of December 31, 2017 for the three months ending December 31, 2017, (ii) 1.00 to 1.00 as of April 1, 2018 for the six months ending April 1, 2018, (iii) 1.05 to 1.00 as of July 1, 2018 for the nine months ending July 1, 2018, and (iv) 1.10 to 1.00 as of September 30, 2018 and as of the end of each fiscal quarter thereafter in each case on a trailing twelve month basis.

(b)     EBITDA. Cause to be maintained EBITDA of not less than (i) $200,000 as of July 2, 2017 for the twelve months ending July 2, 2017 and (ii) $225,000 as of October 1, 2017 for the three months ending October 1, 2017.

2.	Representations and Warranties. Each Borrower hereby:

(a)     reaffirms all representations and warranties made to Agent and Lenders under the Credit Agreement and all of the Other Documents and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which related exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;

(b)     reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Credit Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)     represents and warrants that no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the Other Documents;

(d)     represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)     represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3.            Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon:

(a)     execution and delivery of this Amendment by all parties hereto;

(b)     receipt of a certificate of the Secretary or an Assistant Secretary of each Borrower and Guarantor as to the incumbency and signature of the officers of each Borrower and Guarantor executing this Amendment, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(c)     receipt by Agent of a non-refundable amendment fee in an amount equal to $50,000, which Borrowers acknowledge Agent shall have earned in full as of the date hereof, which shall not be subject to proration, and which may be charged to Borrowers’ Account; and

(d)     on the date of this Amendment and after giving effect hereto, no Default or Event of Default shall exist or shall have occurred and be continuing.

4.            Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

5.            Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

6.            Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the Other Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

7.            Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby covenants and agrees that each of its respective Guaranty and Suretyship Agreements, dated September 14, 2011, shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.

8.            Miscellaneous.

(a)     Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)     Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)     Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e)     Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any signature to this Amendment delivered by a party by facsimile or other electronic means of transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

SMTC CORPORATION

SMTC MANUFACTURING CORPORATION OF

CALIFORNIA

SMTC MANUFACTURING CORPORATION OF

CANADA

SMTC MEX HOLDINGS INC.

ZF ARRAY TECHNOLOGY, INCORPORATED

HTM HOLDINGS INC.

By: /s/ Roger Dunfield

Name: Roger Dunfield

Title: Chief Financial Officer

GUARANTORS:

RADIO COMPONENTES DE MEXICO, S.A. DE C.V.

SMTC de Chihuahua, S.A. de C.V.

SMTC Holdings, LLC

SMTC Manufacturing Corporation of

Massachusetts

By: /s/ Roger Dunfield

Name: Roger Dunfield

Title: Chief Financial Officer

[Signature Page to TWELFTH Amendment to Revolving Credit and Security Agreement]

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AGENT AND LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as Agent and Lender By: /s/ Jason T. Sylvester Name: Jason T. Sylvester Title: Vice President

[Signature Page to TWELFTH Amendment to Revolving Credit and Security Agreement]

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